UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): July 27, 2007

Multiband Corporation

(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     763-504-3000

(Former name or former address, if changed since last report)

Item 5.03: AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

Multiband Corporation (the Company), on July 27, 2007, filed an amendment to its articles of incorporation in conjunction with a 1 to 5 reverse stock split previously announced. The amendment reflects the decrease in the shares of authorized stock resulting from the stock split and becomes effective on August 7, 2007. The Articles of Amendment are filed as an exhibit to this Report.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 31, 2007

Multiband Corporation

By:	/s/ James L. Mandel
James L. Mandel
Chief Executive Officer